UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016 (May 9, 2016)

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC		430023
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (011) 86 27 65660703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective May 9, 2016, Mr. H. David Sherman resigned as a member of the Board of Directors (the “Board”) of the Registrant. The Board accepted Mr. Sherman’s resignation. Mr. Sherman’s resignation was not the result of any disagreement with the Registrant, the Registrant’s management or the Board. At the time of his resignation, Mr. Sherman served as the Chairman of the audit committee of the Board, a member of the compensation committee of the Board and a member of the nominating committee of the Board. The Registrant and its Board expressed its appreciation for Mr. Sherman’s service to the Board.

Effective the same day, the nominating committee of the Registrant recommended, and the Board of the Registrant approved, the appointment of Ms. Alice Io Wai Wu to the Registrant’s Board. Ms. Wu, age 44, will serve on the nominating committee, the audit committee and the compensation committee and will serve as the Chairman of the audit committee and an audit committee financial expert, until the annual meeting of the shareholders of the Registrant in 2016. The Registrant has agreed to pay Ms. Wu $48,000 for her service as a director each year.

There are no relationships or related transactions between Ms. Wu and the Registrant that would be required to be reported under Section 404(a) of Regulation S-K. In connection with her appointment, the Registrant has entered into an indemnification agreement with Ms. Wu, the terms of which are identical in all material respects to the form of indemnification agreement that Kingold has previously entered into with each of its directors, and was filed with the Securities and Exchange Commission as Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1, dated as of June 18, 2010, as amended.

Ms. Wu has been providing accounting, consulting and advisory services to public and private companies since September 2011 through her company Wu & Company, Inc. Ms. Wu has also been an independent director of Yulong Eco-materials Limited, a company listing on Nasdaq, since July 2015. From February 2015 to December 2015, she was the chief financial officer of The Future Education Group Inc., a Chinese company providing online and mobile education platforms and contents. Ms. Wu also has had extensive experience auditing the financial statements and internal controls of public and private companies, including as a partner at Anton & Chia, LLP from August 2013 to May 2014, a partner at Cacciamatta Accounting Corporation from January 2009 to July 2013, and as an audit manager of Moore Stephens Wurth Frazer and Torbet, LLP from January 2005 to May 2008. Ms. Wu graduated from California State University, Fullerton, with a bachelor’s degree in business administration with accounting concentration.

On May 9, 2016, the Registrant issued a press release announcing the appointment of Ms. Wu to the Board, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By:	/s/ Zhihong Jia
Name: Title:	Zhihong Jia Chief Executive Officer

Date: May 9, 2016